                                                                    EXHIBIT 99.1

For Immediate Release                                    Contact:  John D. White
                                                                  (316) 264-8899
Lone Star Steakhouse & Saloon, Inc.                               Nasdaq:   STAR
Second Quarter Preliminary Unaudited Earnings Release
Wichita, Kansas                                                     July 7, 2003

Lone Star  Steakhouse  &  Saloon,  Inc.  ("Lone  Star" or  "Company")  announced preliminary unaudited operating results for the twelve week second quarter ended
June 17, 2003.

Income from continuing  operations for the second quarter was $7,082,000 or $.34 per share ($.30  diluted) up from  $6,202,000  or $.25 per share ($.22  diluted)
last year. Year-to-date net income from continuing operations was $15,812,000 or
$.76 per share  ($.66  diluted)  down from  $18,922,000  or $.77 per share ($.67 diluted) last year.

Net  income  for the  second  quarter  was  $7,628,000  or $.37 per share  ($.32 diluted) up 25.9% from  $6,057,000  or $.24 per share ($.21  diluted) last year.
Year-to-date  net income was  $16,358,000  or $.78 per share ($.68 diluted) down from  $18,250,000  or $.75  per  share  ($.65  diluted)  in  2002.  Income  from discontinued  operations in the second  quarter was  primarily  from the gain on sale of closed restaurant properties.

Included in income from  continuing  operations  for both the second  quarter of fiscal 2003 and 2002 was non-cash stock  compensation  of $733,000 and $753,000, respectively,  which net of applicable  income taxes, had the effect of reducing net income by $233,000 and $611,000,  respectively.  The year-to-date net effect of  non-cash  stock  compensation  was  $430,000  in 2003 and  $965,000 in 2002.
Included in income from  continuing  operations  for the 2002 second quarter and year-to-date  periods was a pre-tax  charge of $2,967,000  for abandoned  merger expense, which resulted in an after-tax reduction in net income of $1,854,000.

Revenue  from  continuing   operations   increased  3.3%  to  $143,673,000  from
$139,118,000  for the quarter and  year-to-date  increased 0.4% to  $288,151,000 from $287,026,000  last year.  Revenue and comparable store sales for the second quarter  increased by approximately  $1,800,000 due to the inclusion of Father's
Day sales in 2003.  In 2002,  Father's  Day was in the  Company's  fiscal  third quarter.

Second  quarter  comparable  store sales growth was 2.2% for domestic  Lone Star
Steakhouse & Saloon restaurants,  7.5% for Sullivan's Steakhouse restaurants and
6.7% for Del Frisco's Double Eagle Steak House restaurants bringing year-to-date

comparable   store  sales  increase   (decline)  to  (0.4)%,   3.2%,  and  5.0%,
respectively.  Del Frisco's  comparable  sales growth  continues to be driven by increased  sales in the New York  restaurant.  Excluding New York,  Del Frisco's comparable  store sales were  (2.3)% for the  quarter  and (5.2)%  year-to-date.
Australian  comparable  store  sales  were  (2.0)%  for the  quarter  and (3.2)%
year-to-date.

Lone Star's Chief Executive Officer,  Jamie Coulter,  stated,  "Beef prices have increased significantly compared to early 2002. Although our beef costs normally reach their seasonal peak in the second quarter, this year's costs were impacted by the supply  disruption  brought on by the  Canadian  import ban.  Taking that supply out of the market during a high demand season had a magnifying effect. We cannot  predict  how long this will  impact  us, but we still  believe  that our market-based purchasing of beef produces the lowest cost over time.

"On the marketing  front,  we have an exciting new product  promotion  beginning mid-July that we believe will help drive sales and improve margins.

"The permitting  process for our remodel testing has taken longer than initially planned,  however,  we anticipate that construction will begin on five Lone Star restaurants  during the third  quarter and believe  that this  initial test will provide the results needed to launch a full scale remodeling  effort  throughout the Company. Construction on two new prototype units will also begin soon.

"We are proud to  announce  that Mark  Mednansky,  formerly  Director of Upscale
Restaurants,   has  been   promoted  to  Vice   President  of   Operations   for
Sullivan's/Del Frisco's concepts. Bill Pintner,  formerly a Regional Manager for
Lone Star Restaurants, has been promoted to Vice President of Operations for the
Lone Star concept.  These gentlemen have extensive  experience both prior to and since joining the Company and are strong leaders."

During the quarter,  the Company spent $18,454,000 to repurchase  891,000 shares of common  stock.  The  current  repurchase  authorization  has  191,000  shares remaining.

In  December  2002,  the FASB  issued  SFAS No. 148  Accounting  for Stock Based
Compensation   Transition  and  Disclosure,   an  amendment  of  SFAS  No.  123.
Accordingly,  effective  with the first  quarter  of fiscal  2002,  the  Company changed  its  method  of  accounting  as the  Company  adopted  the  fair  value recognition provision of SFAS No. 123 for employee stock based compensation. The
Company  now  values  stock  options  based  upon an  option  pricing  model and recognizes  their value as an expense over the period in which options vest. The

Company elected to apply the retroactive  restatement method as provided in SFAS
No.  148 and as a result  all prior  periods  presented  have been  restated  to reflect the  compensation  expense that would have been  recognized had SFAS No.
123 been applied to all awards  granted to employees  after January 1, 1995. The effect of this  change was to increase  net income for the 2002  second  quarter
$3,373,000 and $19,392,000 for the 2002 year-to-date period.

In addition,  during the first quarter of fiscal 2002,  the Company  adopted the provisions of SFAS No. 142,  GOODWILL AND OTHER INTANGIBLE ASSETS requiring that goodwill and intangible assets deemed to have indefinite lives will no longer be amortized. The application of the impairment provisions resulted in a charge for the cumulative effect of an accounting change $318,000 or $.01 per share, net of income taxes of $190,000,  to reflect  impairment of certain goodwill related to
Australian investments.

During 2002, the Company adopted SFAS No. 144 as required,  and as a result, the operations of certain  restaurants have been reclassified to income or loss from discontinued operations on a historical basis.

On July 3, 2003, Lone Star Steakhouse & Saloon, Inc. announced that the Board of
Directors  declared the  Company's  quarterly  cash  dividend of $.165 per share payable July 28, 2003 to shareholders of record on July 14, 2003.

For interested parties,  there will be a conference call with management at 9:00
AM Central Time on Tuesday, July 8, 2003 to discuss this second quarter earnings release.  The call in  number is  (719)-457-2657  and the  confirmation  code is
195444. A recorded replay of the conference call will be available from 12:00 PM on July 8,  2003 thru  midnight  July 22,  2003.  The  replay  call in number is
(719)-457-0820  and the confirmation code is 195444. A listen only connection to the  conference  call, as well as the replay,  will be available on the internet through the Company's website, www.lonestarsteakhouse.com.

Lone  Star  owns and  operates  249  domestic  and 20  international  Lone  Star
Steakhouse & Saloon restaurants; 15 Sullivan's Steakhouse restaurants;  five Del
Frisco's Double Eagle Steak House  restaurants and one Frankie's  Italian Grille restaurant.  Licensees  operate three domestic and one  international  Lone Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  including  2003  operating  performance,  and  comparable  sales of the
Company,  are  reasonable,  any of the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.

                     Lone Star Steakhouse & Saloon, Inc.
          Preliminary Unaudited Summary Financial Data for the Second
                                  Quarter 2003
                   (In thousands except for per share amounts)

                                      June 17,     Dec. 31,
                                        2003         2002
                                     ---------     --------
Current Assets:
 Cash and cash equivalents         $   74,293    $   65,369
 Other current assets                  22,700        21,702
                                     ---------     --------
                                       96,993        87,071
Property and equipment, net           329,114       338,735
Intangibles and other assets           50,926        47,507
                                     ---------     --------
                                   $  477,033    $  473,313
                                     =========     ========

Current liabilities                $   43,627    $   42,496
Noncurrent liabilities                 16,152        11,058
Stockholders' equity                  417,254       419,759
                                     ---------     --------
                                   $  477,033    $  473,313
                                     =========     ========

                                 For the second quarter ended
                                June 17, 2003  June 11, 2002(A)
                                 ------------  -------------
                                   12 Weeks        12 Weeks
                                   --------        --------
                                   $       %        $       %
                                --------  ----  --------  ----
Net Sales                       $143,673        $139,118
Costs and expenses:
 Costs of sales                   50,131  34.9    45,719  32.9
 Restaurant operating expenses    66,883  46.6    63,278  45.5
 Depreciation and amortization     5,000   3.5     5,901   4.2
                                  ------- ----   -------  ----
   Restaurant costs and expenses 122,014  85.0   114,898  82.6
                                  ------- ----   -------  ----
Restaurant operating income       21,659  15.0    24,220  17.4
General and administrative
 expenses                         11,322   7.9    13,930  10.0
Non-cash stock-based
 compensation                        733   0.5       753   0.5
                                 -------  ----    ------  ----
Income from operations             9,604   6.6     9,537   6.9

Other income                         357   0.3       264   0.2
                                 -------  ----  --------  ----
Income-continuing-before income
 taxes                             9,961   6.9     9,801   7.1
Provision for income taxes         2,879   2.0     3,599   2.6
                                 -------  ----    ------  ----

Income-continuing operations       7,082   4.9     6,202   4.5
Income (loss) from discontinued
 operations - Net of tax             546   0.4      (145) (0.1)
Cumulative effect of accounting
 change
                                  -------  ----   -------  ----
Net income                      $  7,628   5.3   $ 6,057   4.4
                                  =======  ====   =======  ====

Basic income per share:
 Continuing operations              $0.34         $0.25
 Discontinued operations             0.03         (0.01)
 Cumulative effect of accounting
  change
                                    -----         -----
Basic income per share              $0.37         $0.24
                                    =====         =====

Diluted income per share:
 Continuing operations              $0.30         $0.22
 Discontinued operations             0.02         (0.01)
 Cumulative effect of accounting
  change
                                    -----         -----
Diluted income per share            $0.32         $0.21
                                    =====         =====

Average shares outstanding - Basic     20,717        24,747
Average shares outstanding - Diluted   23,740        28,472

Restaurants included at end of period     290           295
Comparable sales growth                   2.9%          0.7%

                                  For the two quarters ended
                                June 17, 2003  June 11, 2002(A)
                                 ------------  -------------
                                   24 Weeks        24 Weeks
                                   --------        --------
                                   $       %        $       %
                                --------  ----  --------  ----
Net Sales                       $288,151        $287,026
Costs and expenses:
 Costs of sales                   99,368  34.5    93,736  32.7
 Restaurant operating expenses   133,244  46.2   126,351  44.0
 Depreciation and amortization    10,287   3.6    11,794   4.1
                                  ------- ----   -------  ----
   Restaurant costs and expenses 242,899  84.3   231,881  80.8
                                  ------- ----   -------  ----
Restaurant operating income       45,252  15.7    55,145  19.2
General and administrative
 expenses                         21,368   7.4    23,896   8.3
Non-cash stock-based
 compensation                      1,126   0.4     1,562   0.5
                                 -------  ----    ------  ----
Income from operations            22,758   7.9    29,687  10.4
Other income                         475   0.2       646   0.2
                                 -------  ----  --------  ----
Income-continuing-before income
 taxes                            23,233   8.1    30,333  10.6
Provision for income taxes         7,421   2.6    11,411   4.0
                                 -------  ----    ------  ----

Income-continuing operations      15,812   5.5    18,922   6.6
Income (loss) from discontinued
 operations - Net of tax             546   0.2      (354) (0.1)
Cumulative effect of accounting
 change                                             (318) (0.1)
                                  -------  ----   -------  ----
Net income                      $ 16,358   5.7   $18,250   6.4
                                  =======  ====   =======  ====

Basic income per share:
 Continuing operations              $0.76         $0.77
 Discontinued operations             0.03         (0.01)
 Cumulative effect of accounting
  change                                          (0.01)
                                    -----         -----
Basic income per share              $0.78         $0.75
                                    =====         =====

Diluted income per share:
 Continuing operations              $0.66         $0.67
 Discontinued operations             0.02         (0.01)
 Cumulative effect of accounting
  change                                          (0.01)
                                    -----         -----
Diluted income per share            $0.68         $0.65
                                    =====         =====

Average shares outstanding - Basic     20,888        24,473
Average shares outstanding - Diluted   23,959        28,048

Restaurants included at end of period     290           295
Comparable sales growth                   0.2%          0.6%

(A) Information for the periods ended June 11, 2002 have been restated to reflect the change in accounting for stock-based compensation as previously described.